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                FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                  By And Among

                          MFS Variable Insurance Trust

                        MFS Variable Insurance Trust II

                       Forethought Life Insurance Company

                                      And

                          MFS Fund Distributors, Inc.

     This amendment (the "Amendment") is made and entered into this      day of
         2015 by and among MFS Variable Insurance Trust (the "Trust I"), MFS Variable Insurance Trust II (the "Trust II")(Trust I and Trust II each referred to, individually, as the "Trust" and, collectively, as the "Trusts"), Forethought Life Insurance Company (the "Company"), and MFS Fund Distributors, Inc. ("MFD"), (collectively, Trust I, Trust II, Company, and MFD are the "Parties") and modifies the Fund Participation Agreement, dated as of December 27, 2012 (the "Agreement") entered into by and among the Parties. Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     WHEREAS, the Parties desire to modify the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the Parties hereby amend the Agreement as follows:

     1. MFS Variable Insurance Trust III is hereby added as a party to the Agreement with the same force and effect as if originally named therein. MFS Variable Insurance Trust III agrees to all terms and provisions of the Agreement. Any reference to Trust or Trusts in the Agreement shall be deemed to include MFS Variable Insurance Trust III.

     IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment.

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
MFS VARIABLE INSURANCE TRUST                                       MFS VARIABLE INSURANCE TRUST II

By:                                                                By:
         -----------------------------------------------------             ------------------------------------------------------

Name:                                                              Name:
         -----------------------------------------------------             ------------------------------------------------------

Title:                                                             Title:
         -----------------------------------------------------             ------------------------------------------------------


                                                                   FORETHOUGHT LIFE INSURANCE COMPANY, for
MFS VARIABLE INSURANCE TRUST III                                   itself and on behalf of the Separate Accounts

By:                                                                By:
         -----------------------------------------------------             ------------------------------------------------------

Name:                                                              Name:
         -----------------------------------------------------             ------------------------------------------------------

Title:                                                             Title:
         -----------------------------------------------------             ------------------------------------------------------

MFS FUND DISTRIBUTORS, INC.

By:
         -----------------------------------------------------

Name:
         -----------------------------------------------------

Title:
         -----------------------------------------------------
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